UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Chase Manhattan Plaza, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Assurant, Inc. (the “Company”) entered into a Consulting Agreement with Michael J. Peninger, former Executive Vice President and Chief Financial Officer of the Company, dated October 1, 2014 (the “Consulting Agreement”), pursuant to which Mr. Peninger has agreed to provide certain consulting services to the Company as an independent contractor. Under the Consulting Agreement, Mr. Peninger will provide such services to the Company until October 2, 2015 or the Consulting Agreement’s earlier termination (the “Consultancy Period”). The Company will pay Mr. Peninger a fee of $25,000 per month during the Consultancy Period. Mr. Peninger has also agreed to refrain during the Consultancy Period from engaging in any business or other activities that are competitive with the business of the Company without obtaining its prior written consent.

A copy of the Consulting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1	Consulting Agreement, dated October 1, 2014, by and between Assurant, Inc. and Michael J. Peninger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: October 2, 2014	By:	/s/ Stephen W. Gauster
Stephen W. Gauster
Senior Vice President, Chief Corporate Counsel and Assistant Secretary